UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PEDEVCO CORP.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(713) 221-1768

Supplement to Proxy Statement

for 2026 Annual Meeting of Stockholders

to Be Held August 27, 2026

This supplement (this “Supplement”) provides updated and supplemental information with respect to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of PEDEVCO Corp. (the “Company,” “we,” “us,” “our,” or “PEDEVCO”), to be held on August 27, 2026, at 10:00 a.m. Central time via live audio teleconference, accessible at: https://edge.media-server.com/mmc/go/PED2026AGM. This Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting made available on or about July 15, 2026.

Except as set forth below, this Supplement does not change the proposals to be presented at the Annual Meeting or our Board of Directors’ (the “Board”) recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares.

Explanatory Note

On July 15, 2026, the Company filed the Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “Commission”), relating to the Annual Meeting, which contemplated that the Company would send a Notice of Internet Availability of Proxy Materials, or E-proxy notice, to our stockholders of record as of the close of business on June 30, 2026, the record date for the Annual Meeting (the “Record Date”), pursuant to the “notice only” option under Rule 14a-16 promulgated under the Securities Exchange Act of 1934, as amended.

The Company has since elected to follow the “full set delivery” option under Rule 14a-16 with respect to the Annual Meeting. Accordingly, the Company is now mailing to its stockholders of record as of the Record Date a full set of proxy materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), and a proxy card (collectively, the “Proxy Materials”).

The Proxy Materials being mailed to you are identical to those filed with the Commission on July 15, 2026, and previously made available on the internet at www.iproxydirect.com/PED.

If you previously received a Notice of Internet Availability of Proxy Materials in connection with the Annual Meeting, please note that the Proxy Materials now being mailed to you are the same Proxy Materials referenced in, and made available to you via the internet link provided in, that Notice. This mailing reflects only a change in the method by which the Company is delivering the Proxy Materials to you, and does not affect the substance of the matters to be voted on at the Annual Meeting.

If you have already submitted your vote using the instructions provided in the notice, you do not need to take any further action; your vote has been recorded and will be counted at the Annual Meeting unless you choose to change it.

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If you wish to change your vote or have not yet voted, please follow the instructions on the proxy card forming a part of the Proxy Materials, or vote by internet, fax or telephone as described in the Proxy Materials.

Changes to Proxy Statement

As a result of the above, the sections of the Proxy Statement under the headings “Important Notice Regarding the Availability of Proxy Materials” and “Voting Instructions”, are revised as set forth below, and all references to the sending of a Notice of Internet Availability of Proxy Materials as discussed in the Proxy Statement are replaced by a reference to the sending of a full-set of Proxy Statement materials.

Important Notice Regarding the Availability of Proxy Materials

All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report on Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://edge.media-server.com/mmc/go/PED2026AGM/ or request a separate printed set of the proxy materials. Stockholders may also request materials at www.iproxydirect.com/PED. The proxy materials also contain a Control ID and Request ID that you will need to vote your shares and access the virtual annual meeting. Please keep these materials for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on your enclosed proxy card.

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